GROUP Business soFTWARE ag

PROMISSORY NOTE

November 14, 2012

USD$227,018.20

FOR VALUE RECEIVED, GROUP BUSINESS SOFTWARE AG, a German public company (the “Company”), promises to pay to GBS ENTERPRISES INCORPORATED, a Nevada Corporation (the “Lender”) the principal sum of two hundred twenty-seven thousand eighteen U.S. Dollars and twenty cents ($227,018.20) and interest at the annual rate of twenty percent (20%) on the unpaid balance pursuant to the following terms:

1.          Principal and Interest. For value received, the Company hereby promises to pay to the order of the Lender in lawful money of the United States of America and in immediately available funds the principal sum of two hundred twenty-seven thousand eighteen U.S. Dollars and twenty cents ($227,018.20), together with interest on the unpaid principal of this note at the rate of twenty percent (20%) per year (computed on the basis of a 365-day year) from the date specified in Section 2 of this Promissory Note (this “Note”) until paid in full.

2.          Principal and Interest Installment Payments. The outstanding principal under this Note shall be repaid in full and in one lump sum, without limitation, on the one-year anniversary of the date of this Note (the “Maturity Date”). Accrued interest shall be paid in cash on a quarterly basis.

3.          Right of Prepayment. Notwithstanding the payments pursuant to Section 2, the Company at its option shall have the right to prepay a portion or all outstanding principal and accrued interest of this Note prior to the Maturity Date in amounts of at least $100,000 without any penalty or premium. Any voluntary prepayment of principal shall be made together with all accrued interest on this Note up to the date of the prepayment.

4.          Waiver and Consent. To the fullest extent permitted by law and except as otherwise provided herein, the Company waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold the Company liable with respect to this Note.

5.          Costs, Indemnities and Expenses. In the event of default as described herein, the Company agrees to pay all reasonable fees and costs incurred by the Lender in collecting or securing or attempting to collect or secure this Note, including reasonable attorneys’ fees and expenses, whether or not involving litigation, collecting upon any judgments and/or appellate or bankruptcy proceedings. The Company agrees to pay any documentary stamp taxes, intangible taxes or other taxes which may now or hereafter apply to this Note or any payment made in respect of this Note, and the Company agrees to indemnify and hold the Lender harmless from and against any liability, costs, attorneys’ fees, penalties, interest or expenses relating to any such taxes, as and when the same may be incurred.

Company’s Initials: _________ Lender’s Initials: _________	Page 1

6.          Event of Default. An “Event of Default” shall be deemed to have occurred upon the occurrence of any of the following: (i) the Company should fail for any reason or for no reason to make any payment of the principal, interest or any other amount pursuant to this Note within ten (10) days of the date due as prescribed herein; (ii) any default, whether in whole or in part, in the due observance or performance of any obligations or other covenants, terms or provisions to be performed by the Company under this Note or the Note Purchase Agreement between the Company and the Lender, dated as of the date hereof (the “Note Purchase Agreement”) which is not cured by the Company by any applicable cure period therein (or, if no such cure period is specified, within thirty (30) days of the date on which any officer of the Company becomes aware of such default), provided, that an Event of Default will occur immediately upon a breach of the covenant in Section 4.2(a) of the Note Purchase Agreement; (iii) a representation or warranty made by the Company under the Note Purchase Agreement shall prove to have been incorrect in any material respect when made; (iv) the Company shall: (1) make a general assignment for the benefit of its creditors; (2) apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties; (3) commence a voluntary case for relief as a debtor under the United States Bankruptcy Code; (4) file with or otherwise submit to any governmental authority any petition, answer or other document seeking: (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation; (5) file or otherwise submit any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any proceeding under any such applicable law, or (6) be adjudicated a bankrupt or insolvent by a court of competent jurisdiction; or (v) any proceeding seeking any of the relief described in clause (iv) shall be instituted against the Company and such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding shall occur. Upon an Event of Default (as defined above), the entire principal balance and accrued interest outstanding under this Note, all other obligations of the Company under this Note, and all other monies owed by the Company to the Lender, shall be immediately due and payable without any action on the part of the Lender, and the Lender shall be entitled to seek and institute any and all remedies available to it.

7.          Maximum Interest Rate. In the event that the interest provisions of this Note shall result at any time or for any reason in an effective rate of interest that exceeds the maximum interest rate permitted by applicable law, then without further agreement or notice the obligation to be fulfilled shall be automatically reduced to such limit and all sums received by the Lender in excess of those lawfully collectible as interest shall be applied against the principal of this Note immediately upon the Lender’s receipt thereof, with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Lender had agreed to accept such extra payment(s) as a prepayment or prepayments.

8.          Cancellation of Note. Upon the repayment by the Company of all of its obligations hereunder to the Lender, including, without limitation, the principal amount of this Note, plus accrued but unpaid interest, the indebtedness evidenced hereby shall be deemed canceled and paid in full. Except as otherwise required by law or by the provisions of this Note, payments received by the Lender hereunder shall be applied first against expenses and indemnities, next against interest accrued on this Note, and next in reduction of the outstanding principal balance of this Note.

Company’s Initials: _________ Lender’s Initials: _________	Page 2

9.          Severability. If any provision of this Note is, for any reason, invalid or unenforceable, the remaining provisions of this Note will nevertheless be valid and enforceable and will remain in full force and effect. Any provision of this Note that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.

10.         Amendment and Waiver. This Note may be amended, or any provision of this Note may be waived, provided that any such amendment or waiver will be binding on a party hereto only if such amendment or waiver is set forth in a writing executed by the parties hereto. The waiver by any such party hereto of a breach of any provision of this Note shall not operate or be construed as a waiver of any other breach.

11.         Successors. Except as otherwise provided herein, this Note shall bind and inure to the benefit of and be enforceable by the parties hereto and their permitted successors and assigns.

12.         Assignment. Neither the Company nor the Lender may assign this Note without the other party’s prior written consent.

13.         No Strict Construction. The language used in this Note will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

14.         Further Assurances. Each party hereto will execute all documents and take such other actions as the other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Note.

15.         Notices, Consents, etc. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed to such party at the address set forth below, or at such other address as such party may designate by written notice to the other party. Any such notice may be sent by facsimile, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail or by recognized overnight mail courier as provided above. All notices shall be deemed to have been given either at the time of the receipt thereof by the person entitled to receive such notice at the address of such person for purposes of this Section 15, or, if mailed by registered or certified mail or with a recognized overnight mail courier, two days after deposit with the United States Post Office or the day following deposit with such overnight mail courier, if postage is prepaid and the mailing is properly addressed, as the case may be.

If to the Company:	GROUP Business Software AG
Hospitalstrasse 6
99817 Eisenach Germany
Attn: Chief Executive Officer
T: +49-3691-7353-0

Company’s Initials: _________ Lender’s Initials: _________	Page 3

If to the Lender:	GBS Enterprises Incorporated
585 Molly Lane
Woodstock, GA 30189
Attn: Chief Executive Officer
T: (404) 474-7256

16.         Remedies, Other Obligations, Breaches and Injunctive Relief. The Lender’s remedies provided in this Note shall be cumulative and in addition to all other remedies available to the Lender under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Lender contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Lender’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. No remedy conferred under this Note upon the Lender is intended to be exclusive of any other remedy available to the Lender, pursuant to the terms of this Note or otherwise. No single or partial exercise by the Lender of any right, power or remedy hereunder shall preclude any other or further exercise thereof. The failure of the Lender to exercise any right or remedy under this Note or otherwise, or delay in exercising such right or remedy, shall not operate as a waiver thereof. Every right and remedy of the Lender under any document executed in connection with this transaction may be exercised from time to time and as often as may be deemed expedient by the Lender. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Lender and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Lender shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, and specific performance without the necessity of showing economic loss and without any bond or other security being required.

17.         Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof. The Company irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Lender or any of its affiliates relating in any way to this Agreement or the Note or the transactions relating hereto or thereto, in any forum other than the federal or New York State courts located in the County of New York, State of New York, and any appellate court from any therefrom, and each of the parties irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or the Note against the Company or its properties in the courts of any jurisdiction.

Company’s Initials: _________ Lender’s Initials: _________	Page 4

The Company hereby irrevocably appoints CT Corporation System (the “Process Agent”), with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, United States of America, as its agent to receive on its behalf and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process in care of the Process Agent at the Process Agent’s above address, and the Company hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each party hereto also irrevocably consents to the service of process in the manner provided for notices in Section 6.5. Nothing in this Agreement shall affect the right of any party hereto to serve process in any other manner permitted by applicable law.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Note in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably and unconditionally waives such immunity in respect of its obligations under this Agreement and the Note.

18.         Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under the Note in U.S. dollars into another currency, the rate of exchange used shall be that at which, in accordance with normal, reasonable banking procedures, the Lender could purchase U.S. dollars with such other currency in New York City on the business day preceding that on which final judgment is given.

The obligations of the Company in respect of any sum due to the Lender hereunder or under the Note shall, notwithstanding any judgment in a currency other than U.S. dollars, be discharged only to the extent that on the business day following receipt by the Lender of any sum adjudged to be so due in such currency, the Lender may, in accordance with normal, reasonable banking procedures, purchase U.S. dollars with such other currency. If the amount of U.S. dollars so purchased is less than the sum originally due, in U.S. dollars, the Company agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender or the person to whom such obligation was owing against such loss. If the amount of U.S. dollars so purchased is greater than the sum originally due, the Lender agrees to return the amount of any excess to the Company (or to any other person who may be entitled thereto under applicable law).

19.         No Inconsistent Agreements. None of the parties hereto will hereafter enter into any agreement, which is inconsistent with the rights granted to the parties in this Note.

20.         Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Note and their respective permitted successor and assigns, any rights or remedies under or by reason of this Note.

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21.         Waiver of Jury Trial. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

22.         Entire Agreement. This Note (including any recitals hereto) set forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.

Company’s Initials: _________ Lender’s Initials: _________	Page 6

IN WITNESS WHEREOF, this Promissory Note is executed by the undersigned as of the date first written above.

GROUP BUSINESS SOFTWARE AG

By:
Name: Joerg Ott
Title: Vorstand

Acknowledged and Agreed to:

NOTE HOLDER:

GBS ENTERPRISES INCORPORATED

By:
Name: Gary D. MacDonald
Title: Chief Executive Officer

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